UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015 (October 5, 2015)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed on October 5, 2015 (the “Initial Filing”), Nasdaq, Inc. (“Nasdaq”) disclosed that Ann M. Dennison will become Nasdaq’s Senior Vice President, Controller and Principal Accounting Officer, effective April 1, 2016, following the retirement of Ronald Hassen. Ms. Dennison joined Nasdaq as Senior Vice President and Deputy Controller on October 5, 2015. Nasdaq hereby amends its Initial Filing to disclose the information called for by Item 5.02(c)(3), which had not been determined at the time of the Initial Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, the management compensation committee of Nasdaq’s board of directors approved Ms. Dennison’s compensation package. Ms. Dennison will receive an annual base salary of $375,000 and a sign-on bonus of $150,000. Ms. Dennison also will be eligible for an annual cash incentive award with a target value of $375,000, for which payout may vary between 0% and 200% subject to the achievement of performance goals. For 2015, Ms. Dennison received an equity grant valued at $200,000, consisting of 50% restricted stock units (“RSUs”) and 50% performance share units (“PSUs”). The RSUs will vest one-third per year over a period of three years from the date of grant, and the PSUs will vest on December 31, 2017, contingent on the achievement of performance goals. Beginning in 2016, Ms. Dennison will be eligible to receive an annual equity grant with a target value estimated to be at least $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2015	Nasdaq, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel